Exhibit 23

Consent of Independent Registered Public Accounting Firm

WashingtonFirst Bankshares, Inc.
Reston, Virginia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-202288, 333-201897, and 333-202318) and Form S-8 (No. 333-192926) of WashingtonFirst Bankshares, Inc. of our report dated March 16, 2015, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

BDO USA, LLP
Richmond, Virginia
March 16, 2015